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                       SUPPLEMENTAL FINANCIAL INFORMATION

The Company has presented "tangible book equity" also known as "tangible shareholders' equity" which relates to shareholders' equity as follows:

                                             SEPTEMBER 30,       DECEMBER 31,
                                                 2004               2003
                                           ------------------------------------
                                                 (Dollars in thousands)
                                                       (unaudited)

Shareholders' equity as reported                  $ 445,924          $ 487,483
Less: intangible assets                             (13,024)           (13,573)
Less: goodwill                                       (7,778)            (7,778)
                                           -----------------   ----------------
Tangible shareholders' equity                     $ 425,122          $ 466,132
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